Exhibit 99.1

Rainmaker Reports First Quarter Fiscal 2010 Results

Campbell, Calif., May 13, 2010 – Rainmaker Systems, Inc. (NASDAQ: RMKR), a leading global provider of ecommerce solutions and telesales services designed to drive more revenue for clients and their channel partners, today reported financial results for the first quarter ended March 31, 2010.

First quarter net revenue was $14.8 million, gross margin was 58%, and GAAP net income was $395,000, or $0.02 per diluted share. Total cash and cash equivalents increased to $17.1 million at March 31, 2010, compared to $15.1 million at December 31, 2009.

During the first quarter, Rainmaker received a one-time buyout of a customer contract in the amount of $4.6 million, accounted for as revenue. This amount represents approximately six months of revenue under that contract, which the Company would have earned from the termination at the end of February through the end of the minimum term of the contract. Excluding this nonrecurring revenue, first quarter 2010 adjusted net revenue was $10.2 million, compared to net revenue of $10.8 million in the fourth quarter of 2009 and net revenue of $12.4 million in the first quarter of 2009.

Recent Business Highlights

•	Renewed two-year agreement for contract sales with Fortune 500 security software client

•	New ecommerce agreement for B2B renewals with Fortune 500 security software client

•	New two-year agreement for contract sales in Canada with Fortune 50 Hardware client

•	Added global technology distributor as new client for contract sales

•	Added global design software company as new client for contract sales

•	Added global software solutions provider as new client for lead development

Rainmaker CEO Michael Silton commented, “In the first quarter, bookings improved including renewals of current programs as well as new client signings. We are making progress on replacing the revenue from the Sun programs and expect revenue in the second quarter to be down slightly from the first quarter and revenue to be up slightly in the second half of the year. We are focused on returning to positive cash flow in the third quarter.”

Based on information Rainmaker received on April 30, 2010 from a private company in which Rainmaker invested in 2007 in the form of a secured note and a minority equity investment, Rainmaker has taken a non-cash charge in the first quarter of 2010 for the carrying value of its minority equity investment of $740,000.

For comparative purposes, the following discussion of adjusted gross margin, adjusted net loss and non-GAAP net loss excludes the one-time, nonrecurring contract buyout and the write-off of the minority investment (See Exhibit A for reconciliation of net revenue, gross margin and net income (loss) to adjusted net revenue, adjusted gross margin and adjusted net loss; see Exhibit B for a reconciliation of net income (loss) to non-GAAP net loss):

Adjusted gross margin was 39% in the first quarter of 2010, compared to 40% in the preceding quarter and 42% in the first quarter of 2009.

Adjusted net loss for the first quarter of 2010 was $3.5 million, or a loss of $0.16 per share, compared to a net loss for the preceding quarter of $2.5 million, or a loss of $0.13 per share, and a net loss for the first quarter of 2009 of $3.9 million, or a loss of $0.20 per share.

Non-GAAP net loss for the first quarter of 2010 was $2.5 million, or a loss of $0.11 per share. First quarter 2010 non-GAAP net loss excludes stock based compensation of $777,000 and amortization of intangible assets from acquisitions of $201,000, and compares to a non-GAAP net loss for the preceding quarter of $1.7 million, or a loss of $0.09 per share, and a non-GAAP net loss for the first quarter of 2009 of $2.8 million, or a loss of $0.15 per share.

Total shares outstanding at March 31, 2010 were approximately 22.4 million common shares, which include approximately 2.2 million unvested restricted shares. In addition, Rainmaker had 1.8 million unexercised options and warrants outstanding with a weighted average exercise price of approximately $3.13 per share.

At March 31, 2010, Rainmaker had federal tax NOL’s of $59 million and California state tax NOL’s of $40 million.

Total cash and cash equivalents increased to $17.1 million at March 31, 2010, up from $15.1 million at December 31, 2009.

Cash provided by operations in the first quarter of 2010 was $2.7 million and included the $4.6 million buyout of the customer contract. Cash used in the first quarter of 2010 included $510,000 for capital equipment purchases and $265,000 in repayments under our revolving line of credit. During the first quarter, the Company added $1.7 million from its term loan with Bridge Bank and used the proceeds for a final payment on a note in the amount of $667,000 related to the Company’s acquisition of CAS Systems in January 2007, approximately $492,000 for the acquisition of Optima which closed in January 2010, and $240,000 for a final payment on a capital lease. This term loan will be added to Rainmaker’s existing loan of $1.7 million and amortized over a three-year period beginning as of April 1, 2010.

Rainmaker repurchased approximately 29,000 shares of its common stock during the quarter for a cost of $39,000. Since inception of the share buyback program through March 31, 2010, Rainmaker has repurchased approximately 676,000 shares of its outstanding common stock at a cost of approximately $960,000.

Financial Guidance

Rainmaker is reiterating its fiscal year 2010 revenue guidance of $44.5 million to $46.5 million, which now includes the buyout of the customer contract. Rainmaker expects revenue for the second quarter to be in the range of $9.0 million to $9.5 million and revenue to increase slightly in the second half of 2010.

Conference Call

Rainmaker Systems will host a conference call and webcast today at 1:30 p.m. Pacific Time to discuss its first quarter fiscal 2010 financial results. Those wishing to participate in the live call should dial (877) 941-2332 using the password “Rainmaker.” A replay of the call will be available for one week beginning approximately one hour after the call’s conclusion by dialing (800) 406-7325 and entering 4282049 followed by the “#” key when prompted for a code. To access the live webcast of the call, go to the Investor Relations section of Rainmaker’s website at www.rmkr.com. A webcast replay of the conference call will be available for one year on the Calls/Events page of the Investor Relations section at www.rmkr.com.

Discussion of Non-GAAP Financial Measures

Rainmaker Systems’ management evaluates and makes operating decisions using various performance measures. In addition to GAAP results, Rainmaker also considers non-GAAP net income (loss) and non-GAAP net income (loss) per share, EBITDA, and adjusted EBITDA, which excludes non-cash stock compensation expense from EBITDA. These non-GAAP measures are derived from the revenue generated by Rainmaker’s business and the costs directly related to the generation of that revenue, such as costs of services, sales and marketing expenses, technology expenses and general and administrative expenses, that management considers in evaluating the Company’s operating performance. These non-GAAP measures exclude certain revenues and expenses that management does not consider to be related to the Company’s core operating performance.

Non-GAAP net income (loss) consists of net loss excluding equity plan-related compensation expenses, amortization of purchased intangible assets and certain non-recurring expenses. Stock compensation adjustments were $777,000 for the three months ended March 31, 2010 and represents the current quarter recognition of compensation expense related to stock options and restricted stock awards granted prior to and during the quarter. Non-recurring contract buyout was $4,650,000 and represents approximately six months of revenue under a customer contract, which the Company would have earned from the termination of that contract at the end of February through the end of the minimum term of the contract. Amortization of intangible assets was $201,000 for the three months ended March 31, 2010 and related primarily to the prior acquisitions of Sunset Direct, ViewCentral, Qinteraction, Grow Commerce and Optima. Write-down of the minority investment of $740,000 relates to Rainmaker’s carrying value of its equity investment in a private company.

EBITDA was $2.4 million for the first quarter of 2010. EBITDA consists of net income (loss) excluding interest income or expense, income taxes, and depreciation & amortization. Provision for income taxes was $96,000 for the three months ended March 31, 2010. Non-cash charges for depreciation of property and equipment were $938,000 for the three months ended March 31, 2010. Non-cash charges for amortization of acquisition related intangibles were $201,000 for the three months ended March 31, 2010 and related primarily to our prior business acquisitions. Interest and other expense was $814,000 for the three months ended March 31, 2010 and related primarily to a write-down of the carrying value of Rainmaker’s minority equity investment of $740,000. Adjusted EBITDA was $3.2 million for the three months ended March 31, 2010 and adds back to EBITDA non-cash stock based compensation expense of $777,000 incurred in the first quarter of 2010. See Exhibit C for a reconciliation of GAAP net income (loss) to EBITDA and adjusted EBITDA.

To facilitate comparisons to prior periods, Rainmaker also measured in the first quarter adjusted net revenue, adjusted gross margin, adjusted net income (loss) and adjusted net income (loss) per share to exclude the one-time nonrecurring contract buyout and the write-off of the minority investment, as set forth above.

Non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA, adjusted EBITDA, adjusted net revenue, adjusted gross margin, adjusted net income (loss) and adjusted net income (loss) per share are supplemental measures of Rainmaker’s performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of liquidity. Rainmaker presents these non-GAAP measures because management considers them to be important supplemental measures of Rainmaker’s operating performance and profitability trends, and because management believes they give investors useful information on period-to-period performance as evaluated by management. Rainmaker believes that the use of these non-GAAP measures provides consistency and comparability with Rainmaker’s past financial reports and also facilitates comparisons with other companies in Rainmaker’s industry, a number of which use similar non-GAAP financial measures to supplement their GAAP results. Management has used these non-GAAP measures when evaluating operating performance because management believes that the inclusion or exclusion of the items described above provides an additional measure of the Company’s core operating results and facilitates comparisons of the Company’s core operating performance against prior periods and the Company’s business model objectives. Rainmaker has chosen to provide this information to investors to enable them to perform additional analyses of past, present and future operating performance and as a supplemental means to evaluation of the Company’s ongoing core operations.

About Rainmaker

Rainmaker Systems, Inc. is a leading global provider of sales and marketing solutions, driving more revenue for clients and their channel partners. Rainmaker provides subscription and service contract renewals, robust ecommerce solutions, lead development, training sales, and call center services. Rainmaker provides these services on a consistent, global basis supporting multiple currencies and language capabilities. For more information, visit www.rmkr.com or call 800-631-1545.

NOTE: Rainmaker Systems, the Rainmaker logo, and Sunset Direct are registered with the U.S. Patent and Trademark Office. All other service marks or trademarks are the property of their respective owners.

This press release contains forward-looking statements regarding future events. These forward-looking statements are based on information available to Rainmaker as of this date and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from current expectations. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are our client concentration, as we depend on a small number of clients for a significant percentage of our revenue, the possibility of the discontinuation and/or realignment of some client relationships, general market conditions, the current difficult macro-economic environment and its impact on our business, as our clients are reducing their overall marketing spending and our clients’ customers are reducing their purchase of services contracts, the high degree of uncertainty and our limited visibility due to economic conditions, our ability to execute our business strategy, our ability to integrate acquisitions without disruption to our business, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our ability to expand our channel hosted contract solution and drive adoption of this solution by resellers, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, and the financial condition of our clients’ businesses, and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q.

CONTACT:

Steve Valenzuela	Todd Kehrli or Jim Byers
Chief Financial Officer	Investor Relations
Rainmaker Systems, Inc.	MKR Group, Inc.
(408) 340-2560	(323) 468-2300
steve@rmkr.com	rmkr@mkr-group.com

– Financial tables to follow –

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$17,126	$15,129
Restricted cash	67	13
Accounts receivable, less allowance for doubtful accounts of $27 at March 31, 2010 and $58 at December 31, 2009	6,345	7,604
Prepaid expenses and other current assets	3,095	1,895

Total current assets	26,633	24,641
Property and equipment, net	6,582	6,952
Intangible assets, net	915	890
Goodwill	5,204	3,777
Other noncurrent assets	372	2,409

Total assets	$39,706	$38,669

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,609	$8,290
Accrued compensation and benefits	880	1,079
Other accrued liabilities	2,611	2,221
Deferred revenue	2,524	2,656
Current portion of capital lease obligations	—	240
Current portion of notes payable	1,176	1,350

Total current liabilities	13,800	15,836
Deferred tax liability	316	281
Long term deferred revenue	172	229
Other long-term liabilities	158	—
Notes payable, less current portion	2,635	1,257

Total liabilities	17,081	17,603

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 23,621,664 shares issued and 22,439,956 shares outstanding at March 31, 2010, and 23,034,645 shares issued and 21,996,003 shares outstanding at December 31, 2009	21	20
Additional paid-in capital	122,615	121,138
Accumulated deficit	(96,602)	(96,997)
Accumulated other comprehensive loss	(1,507)	(1,381)
Treasury stock, at cost, 1,181,708 shares at March 31, 2010 and 1,038,642 shares at December 31, 2009	(1,902)	(1,714)

Total stockholders’ equity	22,625	21,066

Total liabilities and stockholders’ equity	$39,706	$38,669

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
Net revenue	$14,809	$12,363
Cost of services	6,182	7,110

Gross margin	8,627	5,253

Operating expenses:
Sales and marketing	1,054	1,434
Technology and development	2,523	3,064
General and administrative	2,606	2,755
Depreciation and amortization	1,139	1,682

Total operating expense	7,322	8,935

Operating income (loss)	1,305	(3,682)
Interest and other expense, net	(814)	(133)

Income (loss) before income tax expense	491	(3,815)
Income tax expense	96	85

Net income (loss)	$395	$(3,900)

Basic income (loss) per share	$0.02	$(0.20)

Diluted income (loss) per share	$0.02	$(0.20)

Weighted average common shares
Basic	22,350	19,242

Diluted	22,375	19,242

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
Operating activities:
Net income (loss)	$395	$(3,900)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization of property and equipment	938	1,379
Amortization of intangible assets	201	303
Stock-based compensation expense	777	622
Credit for allowances for doubtful accounts	(67)	(197)
Loss on disposal of fixed assets	—	158
Write-down of investment	740	—
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable	1,984	1,599
Prepaid expenses and other assets	144	220
Accounts payable	(1,780)	(586)
Accrued compensation and benefits	(357)	(23)
Other accrued liabilities	218	(649)
Income tax payable	(141)	44
Deferred tax liability	35	32
Deferred revenue	(348)	(264)

Net cash provided by (used in) operating activities	2,739	(1,262)

Investing activities:
Purchases of property and equipment	(510)	(602)
Restricted cash, net	(54)	779
Acquisition of business, net of cash acquired	(492)	—

Net cash (used in) provided by investing activities	(1,056)	177

Financing activities:
Net borrowings (repayments) under revolving line of credit	1,435	(265)
Principal payment of notes payable	(676)	(658)
Principal payment of capital lease obligations	(240)	(226)
Tax payments in connection with treasury stock surrendered	(149)	(45)
Purchases of treasury stock	(39)	(56)

Net cash provided by (used in) financing activities	331	(1,250)

Effect of exchange rate changes on cash	(17)	5

Net increase (decrease) in cash and cash equivalents	1,997	(2,330)
Cash and cash equivalents at beginning of period	15,129	20,040

Cash and cash equivalents at end of period	$17,126	$17,710

Supplemental disclosures of cash flow information:
Cash paid for interest	$66	$79

Cash paid for taxes	$183	$7

Supplemental disclosures of non-cash investing and financing activities:
Issuance of common stock in business acquisitions	$701	$—

RAINMAKER SYSTEMS, INC.

EXHIBIT A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except per share)

(Unaudited)

	Three months ended March 31,
	2010	2009

Net revenue - GAAP basis	$14,809	$12,363
Non-recurring contract buyout (1)	(4,650)	—

Adjusted net revenue – Non-GAAP basis	$10,159	$12,363

Gross margin - GAAP basis	$8,627	$5,253
Non-recurring contract buyout (1)	(4,650)	—

Adjusted gross margin – Non-GAAP basis	$3,977	$5,253

Net income (loss) - GAAP basis	$395	$(3,900)
Non-recurring contract buyout (1)	(4,650)	—
Write-down of investment (2)	740	—

Adjusted net loss – Non-GAAP basis	$(3,515)	$(3,900)

Diluted weighted average shares outstanding	22,375	19,242

Adjusted diluted net loss per share - Non-GAAP basis	$(0.16)	$(0.20)

(1)	During the first quarter, we received a one-time buyout of a customer contract in the amount of $4.6 million, accounted for as revenue. This amount represents approximately six months of revenue under that contract, which the Company would have earned from the termination at the end of February through the end of the minimum term of the contract.
(2)	Based on information we received on April 30, 2010 from a private company in which we hold an investment in the form of a secured note and a minority equity investment, we have taken a non-cash charge in the first quarter of 2010 for the carrying value of our minority equity investment of $740,000.

RAINMAKER SYSTEMS, INC.

EXHIBIT B

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS) (1)

(In thousands, except per share)

(Unaudited)

	Three months ended March 31,
	2010	2009

Net income (loss) - GAAP basis	$395	$(3,900)
Stock compensation adjustments (2):
Cost of services	52	41
Sales and marketing	72	77
Technology and development	101	60
General and administrative	552	444
Non-recurring contract buyout (3)	(4,650)	—
Amortization of intangible assets (4)	201	303
Write-down of investment (5)	740	—
Facility closures (6)	—	161

Net loss – Non-GAAP basis	$(2,537)	$(2,814)

Diluted weighted average shares outstanding	22,375	19,242

Non-GAAP diluted net income (loss) per share	$(0.11)	$(0.15)

(1)	To supplement our financial results presented on a GAAP basis, we use non-GAAP net income (loss), which excludes certain business combination accounting entries and expenses related to acquisitions as well as other expenses including stock-based compensation and non-recurring items. As we have completed several acquisitions since 2005, we believe non-GAAP net income (loss) provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Non-GAAP net income (loss) is not meant to be considered in isolation or as a substitute for GAAP net income (loss), and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
(2)	Stock-based compensation: We estimate the fair value of share based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods. Stock-based compensation expenses will recur in future periods.
(3)	During the first quarter, we received a one-time buyout of a customer contract in the amount of $4.6 million, accounted for as revenue. This amount represents approximately six months of revenue under that contract, which the Company would have earned from the termination at the end of February through the end of the minimum term of the contract.
(4)	We have excluded the effect of amortization of intangibles from our non-GAAP net income (loss). We believe this helps investors understand a significant reason why our GAAP operating expenses increase following acquisitions. Investors should note that the use of intangible assets contributed to revenue earned during the period and will contribute to future revenue generation and should also note that these amortization expenses are recurring.
(5)	Based on information we received on April 30, 2010 from a private company in which we hold an investment in the form of a secured note and a minority equity investment, we have taken a non-cash charge in the first quarter of 2010 for the carrying value of our minority equity investment of $740,000.
(6)	In the quarter ended March 31, 2009, we decided to reduce our space leased in Manila and took a charge of approximately $161,000 which consisted of $95,000 related to the write-off of the remaining book value of the leasehold improvements at this location, and approximately $66,000 related to early termination penalty and forfeiture of the security deposit as specified in the lease agreement.

RAINMAKER SYSTEMS, INC.

EXHIBIT C

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA (1)

(In thousands)

(Unaudited)

	Three months ended March 31,
	2010	2009

Net income (loss)	$395	$(3,900)

Add:
Provision for income taxes	96	85
Depreciation of property and equipment	938	1,379
Amortization of acquisition related intangibles	201	303
Interest and other expense	814	133

	2,049	1,900

EBITDA – Non-GAAP basis	$2,444	$(2,000)

Add:
Stock based compensation	777	622

Adjusted EBITDA – Non-GAAP basis	$3,221	$(1,378)

(1)	To supplement our financial results presented on a GAAP basis, we use EBITDA, which excludes certain cash and non-cash expenses and adjusted EBITDA, which excludes stock based compensation from EBITDA. We believe EBITDA and adjusted EBITDA provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period over period comparisons of such operations. EBITDA and adjusted EBITDA are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. We regularly use EBITDA and adjusted EBITDA internally to manage our business and make operating decisions.